QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 10.29

Exhibit C

Agreement to Participate—Severance Plan

In consideration of being made an eligible participant in the Executive Severance Plan and Executive Retention Supplement dated April 10, 2000, I hereby waive any and all rights I may have under previous severance plan arrangements, provided that any provisions relative to my current stock options shall remain in full force and effect.

This waiver includes, without limitation to, my severance agreement dated                        (indicate N/A if a previous agreement does not exist).

Signed

Date

QuickLinks

  EXHIBIT 10.29
Agreement to Participate—Severance Plan